EXHIBIT 99.1

INDEPENDENT INSPECTORS OF ELECTION CERTIFY RESULTS OF ADP’S 2017 ANNUAL MEETING

ROSELAND, NJ, November 27, 2017 – ADP (NASDAQ: ADP) today announced that the Independent Inspectors of Election have certified the results confirming that shareholders have voted to re-elect all 10 of ADP’s highly qualified directors to the ADP Board of Directors including:

•	Non-Executive Chairman John Jones, former Chairman and CEO, Air Products and Chemicals, Inc.
•	Peter Bisson, Director Emeritus, McKinsey & Company
•	Richard Clark, former Chairman, Merck
•	Eric Fast, retired CEO, Crane
•	Linda Gooden, former Executive Vice President, Lockheed Martin
•	Michael Gregoire, Chief Executive Officer, CA Technologies
•	Glenn Hubbard, Dean of the Graduate School of Business, Columbia University
•	William Ready, Executive Vice President and Chief Operating Officer, PayPal
•	Carlos Rodriguez, President and Chief Executive Officer, ADP
•	Sandra Wijnberg, Executive Advisor and former Partner and Chief Administrative Officer, Aquiline Holdings LLC

The certified results confirm that each of Pershing Square's three nominees— Bill Ackman, Veronica Hagen and Paul Unruh— did not exceed 20% of the vote from holders of ADP's outstanding shares and did not exceed 25% of the shares voted at the meeting held November 7.

The results, certified by IVS Associates, Inc., were reported by ADP in an amended 8-K filing this morning.

About ADP (NASDAQ: ADP)
Powerful technology plus a human touch. Companies of all types and sizes around the world rely on ADP cloud software and expert insights to help unlock the potential of their people. HR. Talent. Benefits. Payroll. Compliance. Working together to build a better workforce. For more information, visit ADP.com.

ADP, the ADP logo and ADP A more human resource are registered trademarks of ADP, LLC. All other marks are the property of their respective owners.

Copyright © 2017 ADP, LLC. All rights reserved.

ADP-Media

SAFE HARBOR STATEMENT
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or privacy breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. - Risk Factors” in our Annual Report on Form 10-K should be considered in evaluating any forward-looking statements contained herein.

CONTACTS:

Investors:
Christian Greyenbuhl
(973) 974-7835
Christian.Greyenbuhl@adp.com

Media:
Michael Schneider
(973) 974-5678 office
(973) 868-1000 mobile
Michael.Schneider@adp.com